UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 29, 2016

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Material Modification to Rights of Security Holders

On June 29, 2016 HomeTown Bankshares Corporation elected to convert all of its issued and outstanding 6.0% Series C Non-Cumulative Perpetual Convertible Preferred Stock into shares of its common stock. The Company issued 2,263,037 shares of its common stock and retired 13,600 outstanding shares of convertible preferred stock.

The convertible preferred stock was issued in the amount of $1,000 per share and paid quarterly dividends equivalent to six percent (6%) per annum, and was convertible into shares of common stock of the Company based on a conversion price of $6.25 per share, subject to adjustment. Due to the Company’s 4 percent common stock dividend declared May 10, 2016, the conversion price for the common stock was adjusted to approximately $6.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION
Date: June 29, 2016	By:	/s/ Charles W. Maness, Jr.
Charles W. Maness, Jr.
Chief Financial Officer